UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

BLUEFIRE RENEWABLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick

Irvine, CA 92618

(Address of principal executive offices)

(949) 588-3767

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported by the Company, on February 26, 2013, the Company received notice that the Orange County Superior Court (the “Court”) issued a Minute Order (the “Order”) in connection with certain shareholders’ claims of breach of contract and declaratory relief related to 5,740,741 warrants (the “Warrants”) issued by the Company.

Pursuant to the Order, the Court ruled in favor of the shareholders on the two claims, finding that the Warrants contain certain anti-dilution protective provisions (“Anti-Dilution Provisions”) which provide for the re-adjustment of the exercise price of such Warrants upon certain events and that such exercise price per share of the Warrants must be decreased to $0.00.

On March 7, 2013, the shareholders making claims provided their request for judgment based on the Order received, which had been initially refused by the Court via a second minute order received by the Company on April 8, 2013.

On April 15, 2013, the Company’s counsel submitted a proposed judgment to the Court as per the Courts request, which followed the Order and provided for no monetary damages against the Company. On May 14, 2013, this proposed judgment was approved by the Court (“Judgment”).

On June 20, 2013, the Company filed motions to vacate the Judgment, a motion for a new trial, and a motion to stay enforcement of the Judgment, all of which were denied on June 27, 2013.

On August 2, 2013, pursuant to the exercise notice of the Warrants, and the Order, the Company issued 5,740,741 shares to certain shareholders.

On July 8, 2013, the Company appealed the Judgment in the Court of Appeal of the State of California, Fourth Appellate District, Division Three (the “Appellate Court”). On July 26, 2013, the shareholders filed a cross-appeal challenging that portion of the Judgment which held their fiduciary duty claim was unmeritorious and they were not entitled to monetary damages.

On December 15, 2015, the Appellate Court issued an opinion (the “Opinion”) that (i) the breach of fiduciary duty cause of action was unmeritorious; (ii) agreed with the Court’s ruling that no contract damages should be awarded; and (iii) agreed with the Court’s interpretation of the Warrants that the Anti-Dilution Provisions applied and therefore the Company breached the Warrants by not notifying the shareholders of a reduction in the exercise price. The Appellate Court reversed the Court’s ruling that the exercise price per share of the Warrants must be reduced to $0.00.

Accordingly, the Appellate Court reversed the Court’s Judgment and remanded for retrial solely to determine the proper remedy for the Company’s breach of the Warrants. Pursuant to California Code of Civil Procedure Section 908 and pending retrial, the Appellate Court authorized the Court to return the parties so far as possible to the positions they occupied before the enforcement of or execution on the Judgment (i.e., so long as it is possible, by ordering the shareholders to return the stock they received as a result of the enforcement of the Judgment). Section 908 provides for restitution on reasonable terms and conditions of all property and rights lost by an erroneous judgment, and also permits entry of a money judgment sufficient to compensate for property or rights not restored.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFIRE RENEWABLES, INC.

Date: December 22, 2015	By:	/s/ Arnold R. Klann
	Name:	Arnold R. Klann
	Title:	Chief Executive Officer